Life Clips Inc.

Introduction to Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Reverse Merger Agreement between Life Clips, Inc.(f/k/a Blue Sky Media Corporation) and Klear Kapture, Inc., on the historical financial position and results of operations of Life Clips, Inc.

The pro forma balance sheet as of September 30, 2015 is based on the unaudited balance sheet of Life Clips, Inc.(f/k/a Blue Sky Media Corporation) and the unaudited balance sheet of Klear Kapture, Inc. The pro forma statement of operations for the three months ended September 30, 2015 is based on the unaudited statement of operations of Life Clips, Inc.(f/k/a Blue Sky Media Corporation) and the unaudited statement of operations of Klear Kapture, Inc for the three months ended September 30, 2015. The pro forma statement of operations for the year ended June 30, 2015 is based on the audited statement of operations of Life Clips, Inc. (f/k/a Blue Sky Media Corporation) for the year ended June 30, 2015 and the audited statement of operations of Klear Kapture, Inc for the period from July 1, 2014 through December 31, 2014 and the unaudited statement of operations of Klear Kapture, Inc for the period from January 1, 2015 through June 30, 2015.

The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2015 and for the year ended June 30, 2015 assumes that the transaction was consummated on July 1, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2015 assumes the transaction was consummated on that date.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what the financial position or results of operations of Life Clips, Inc. would have been had the transaction occurred as of the dates indicated, nor is it indicative of the future financial position or results of operations for any period of Life Clips, Inc.

The pro forma adjustments are based upon available information and certain assumptions that the management of Life Clips, Inc. believes are reasonable under the circumstances.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Life Clips, Inc.(f/k/a Blue Sky Media Corporation) and Klear Kapture, Inc.

Life Clips Inc f/k/a Blue Sky Media Corp

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2015

	Life Clips Inc			Pro Forma		Pro Forma Combined
	f/k/a Blue Sky Media Corp	Klear Kapture, Inc		Adjustment		Total

ASSETS

Current Assets
Cash	$5,230		$(136)	$267,348	A B E	$272,442
Accounts receivable
Payroll Advance			12,713			12,713
Total Current Assets	5,230		12,577	267,348		285,155

Fixed Assets
Furniture and Equipment less depreciation of $49 for September 30, 2015	740					740
Total Fixed Assets	740					740
Other Assets
Developed Software			50,600			50,600
Film Assets less amortization of $1,368 for September 30, 2015	24,168					24,168
Film Equipment less depreciation of $141 for September 30, 2015	2,382					2,382
Total Other Assets	26,550		50,600			77,150
Total Assets	$32,520		$63,177	267,348		$363,045

Liabilities And Stockholders’ Equity (Deficit)

Current Liabilities	$	$				$
Accounts payable
Credit Cards Payable			4,999			4,999
Loans Payable			85,500			85,500
Discount on Loans			(14,379)	(617,578)	F	(631,957)
Notes Payable			75,000	617,578	A	692,578
Total Current Liabilities			151,120	(0)		151,120

Derivative Liabilities - Convertible Notes				1,808,866	F	1,808,866
Total Liabilities			151,120	1,808,866	F	1,959,986

Stockholders’ Equity (Deficit)

Common stock $0.001 par value 75,000,000 shares authorized 4,848,420 shares issued and outstanding at September 30, 2015	10,852		100	(6,104)	B C D	4,848
Additional paid in capital	136,048		702,950	(328,636)	B C D	510,362
Accumulated Deficit	(114,380)		(790,993)	(1,206,778)	C E F	(2,112,151)
Total Stockholders’ Equity (Deficit)	32,520		(87,943)	(1,541,518)		(1,596,941)

Total Liabilities and Stockholders’ Equity (Deficit)	$32,520		$63,177	267,348		$363,045

See accompanying notes to (unaudited) pro forma financial statements.

Life Clips Inc f/k/a Blue Sky Media Corp

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 30, 2015

	Life Clips Inc					Pro Forma
	f/k/a Blue Sky			Pro Forma		Combined
	Media Corp	Klear Kapture, Inc		Adjustment		Total

Revenue

Sales	$15,500	$				$15,500
Total Revenue	15,500					15,500

Gross Profit	15,500					15,500

Operating Expenses

Common Stock Issued for Services				10,260	C	10,260
Depreciation and amortization	1,559					1,559
Film Production	8,000					8,000
Equipment/Filming	256					256
Consulting Fees	5,300		380	5,230	E	10,910
Professional Fees	8,700		250			8,950
Marketing Expense	71		46,142			46,213
Contract Labor			2,880			2,880
Travel Expense			6,940			6,940
Office & Administrative Expense	1,518		2,299			3,817

Total Expenses	25,404		58,891	15,490		99,785

Net Operating Income/Loss	(9,904)		(58,891)	(15,490)		(84,285)

Other Income/Expense	-
Interest Expense			(31,750)	(83,245)	F G	(114,995)
Loss on Changes in Derivative Liability				1,688	F	1,688

Net Income/Loss	$(9,904)		$(90,641)	(97,047)		$(197,592)

Basic and Diluted Income/Loss Per Common Share	$ N/A	$	N/A	N/A		$(0.04)

Weighted Average Shares Outstanding	N/A		N/A	N/A		4,848,420

See accompanying notes to (unaudited) pro forma financial statements.

Life Clips Inc f/k/a Blue Sky Media Corp

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year & Period Ended June 30, 2015

		Life Clips Inc f/k/a Blue Sky
		Media Corp		Klear Kapture, Inc
		Fiscal Year Ended		Twelve Months Ended	Pro Forma		Pro Forma Combined
		30-Jun-15		30-Jun-15	Adjustment		Total

Revenues

Revenue
Sales		$81,550		$2,783			$84,333
Total Revenue		81,550		2,783			84,333
Cost of Goods Sold		18,000		1,513			19,513

Gross Profit		63,550		1,270			64,820

Operating Expenses
Common Stock Issued for Services				581,943	10,260	C	592,204
Depreciation and amortization		2,302					2,302
Equipment/Filming		32					32
Fees		200			5,230	E	200
Consulting Fees		22,000		2,500			24,500
Professional Fees		44,193		15,853			60,046
Marketing Expense		2,730		39,573			42,303
Contract Labor				8,848			8,848
APP Development		18,000					18,000
Travel		2,258		18,516			20,774
Office expenses		12,804		9,423			22,227
Total Expenses		104,519		676,656	15,490		791,436

Net Operating Income/Loss		(40,969)		(675,386)	(15,490)		(726,616)

Other Income/Expense		5					5
Interest Expense				(24,871)	(331,885)	F G	(356,756)
Loss on Changes in Derivative Liability					(1,191,288)	F	(1,191,288)

Net Income/Loss		$(40,964)		$(700,257)	(1,538,663)		$(2,274,655)

Basic and Diluted Loss Per Common Share	$	N/A	$	N/A	N/A		$(0.47)
Weighted Average Shares Outstanding		N/A		N/A	N/A		4,848,420

See accompanying notes to (unaudited) pro forma financial statements.

Life Clips Inc.

Notes to Pro Forma Condensed Combined Financial Statements

On October 2, 2015 (the “Effective Date”) Life Clips, Inc. (f/k/a Blue Sky Media Corp.) entered into and closed on a merger and exchange agreement (the “Share Exchange Agreement”) with Klear Kapture, Inc. (“Klear Kapture”) in an effort to expand its current line of business. Klear Kapture has developed a body camera and software that it intends to produce, market and sell. Following the closing of the Share Exchange Agreement, Life Clips intends to continue Klear Kapture’s historical business and proposed business and has entered into a services agreement with their former executive officers and directors to operate the film marketing, distribution and production video and APP development businesses pursuant to the terms of a Services Agreement dated October 2, 2015 (the “Services Agreement”).

Pursuant to the terms of the Share Exchange Agreement, as of the Effective Date, Life Clips agreed to issue 3,457,920 shares of their unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock (the “Share Exchange”). As part of the Share Exchange, Life Clips purchased 9,751,000 shares of our common stock from its former executive officers and directors for a price of approximately $ 0.035 per share (an aggregate of $345,000). Upon the Effective Date, Klear Kapture became a wholly owned subsidiary of Life Clips and our pro-forma shares of common stock outstanding, giving effect to the repurchase of shares from its former executive officers and directors, is 4,848,420.

Concurrent with the closing of the Share Exchange on October 2, 2015, LIfe Clips issued to three accredited investors, a $617,578 aggregate principal amount 3.75% Convertible Note (the “Convertible Note”) (the “Private Placement”). The Convertible Note was not registered under the Securities Act at the time of sale and, therefore, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The aggregated Notes are entitled to convert to an additional 2,402,420 shares of common stock.

The Company identified conversion features embedded within the Convertible Notes issued on October 2, 2015. The Company has determined that the features associated with the embedded conversion option, in the form of a ratchet provision, should be accounted for at fair value, as a derivative liability, as teh Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

As a result of the application of ASC No. 815, the fair value of the ratchet feature related to the Convertible Notes is summarized as follows:

2015
Fair value at the commitment date - Convertible Notes	$617,578
Fair value mark to market adjustment - Convertible Notes	(1,808,872)
Total	(1,191,294)

The fair value at the commitment date and re-measurement dates or the Company’s derivative liabilities were based upon the following management assumptions as of September 30, 2015.

	Commitment Date	Re-measurement Date
Expected dividends	0%	0%
Expected volatility	25.23%	25.23%
Expected term	2 years	2 years
Risk free interest rate	0.94%	0.94%

A	=	Subsequently issue 3.75% interest Convertible Notes for $617,577.88 to three investors

B	=	Repurchased 9,751,000 shares of common stock for $345,000 from former officers and directors

C	=	Subsequently issued 290,000 shares of common stock pursuant to a consulting contract with NewBridge Financial Inc valued at $0.035 per share

D	=	Subsequently issued 3,457,920 shares of Life Clips common stock in exchange for 100% of Klear Kapture’s 10,000 shares of outstanding common stock

E	=	Subsequently entered into a Services Agreement with former executives for post merger services

F	=	Subsequently recorded a derivate liability and debt discount associated with the conversion features of the $617,577.88 Convertible Notes in the form of a ratchet provision

G	=	Subsequently recorded interest expense associated with the $617,577.88 Convertible Notes at 3.75%